Exhibit 99.1

Mobix Labs Announces Mid-Quarter Business Update

Projects revenue increase of more than 70% sequential growth to more than $2 million

Successful execution of second acquisition in five months

IRVINE, Calif.--(BUSINESS WIRE)--Today, Mobix Labs Inc. (Nasdaq: MOBX), a leader in advanced connectivity solutions, today announced a mid-quarter business update.

Keyvan Samini, President and CFO of Mobix Labs, commented, “I am pleased to share that Mobix Labs is poised for a substantial revenue increase of over 70% sequentially this quarter, surpassing $2 million. This remarkable growth stems largely from our successful acquisition of RaGE Systems, which has significantly bolstered our revenue. Looking ahead, we anticipate further growth in our market presence and revenue, driven by strategic acquisitions and robust product sales.”

“We are tracking well to our scalable growth plan as we lay the foundational elements necessary to execute our strategy,” said Fabian Battaglia, CEO of Mobix Labs. “We are also pleased with the increased number of opportunities for both components and systems product lines and pursuing sizable platform design wins.”

About Mobix Labs, Inc.

Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering advanced wireless and wired connectivity, RF, imaging, switching and filtering technologies for next-generation communication systems. Our solutions support aerospace, defense, 5G, medical, industrial and other high-reliability markets. We specialize in mmWave radar and imaging for commercial applications, electromagnetic interference (EMI) solutions for secure aerospace GPS systems, optical cables for high-speed interconnect and AI datacenters, and high frequency 5G wireless solutions for high performance and reliability in demanding applications. Visit mobixlabs.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about projected revenue for the quarter, demand for Mobix Labs’ products, increasing revenue and enhancing cash flow, and robust merger and acquisition strategy, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Mobix Labs may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include the inability to develop technology in connection with the systems provided by RaGE Systems to its customers; the inability to meet future capital requirements and risks related to Mobix Labs’ ability to raise additional capital; the risk that Mobix Labs is unable to successfully commercialize its products and solutions, or experience significant delays in doing so; the risk that Mobix Labs may not be able to generate income from operations in the foreseeable future; the risks concerning Mobix Labs’ ability to continue as a going concern; the inability to maintain the listing of Mobix Labs’ securities on Nasdaq; the risk that the price of Mobix Labs’ securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which Mobix Labs operates, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting Mobix Labs’ business and changes in the combined capital structure; the risk that Mobix Labs experiences difficulties in managing its growth and expanding operations; the risk that Mobix Labs may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments; the risk that litigation may be commenced against Mobix Labs; the risk that Mobix Labs’ patent applications may not be approved or may take longer than expected, and Mobix Labs may incur substantial costs in enforcing and protecting its intellectual property; Mobix Labs’ reliance on a limited number of customers and retaining those customers; the impact of health epidemics, such as the COVID-19 pandemic, on Mobix Labs’ business and industry and the actions Mobix Labs may take in response thereto and to other geopolitical concerns; and in some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on February 20, 2024, and in any subsequent filings with the SEC. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.

Contacts

Media Contact:
Jeff Fox, The Blueshirt Group
jeff@blueshirtgroup.com

Investor Contact:
Lori Barker, The Blueshirt Group
lori@blueshirtgroup.com